Exhibit 99.1

eLandia International Enters Strategic Alliance With Amper in Latin America

The Alliance With Spain-based Amper Creates One of the Largest Information and Communications Technology integrators in Latin America

•	eLandia, gains entry to fast-growing Brazil market

•	Amper, through its subsidiary Medidata, gains entry to 13 additional countries in Latin America

•	Latin American current Information and Communications Technology market expected to grow 35% to $65 billion by 2013

•	eLandia and Amper are evaluating the feasibility of expanding the scope of the alliance to include a possible equity participation

MIAMI, May 24, 2010 (GLOBE NEWSWIRE) — eLandia International, a leading technology enabler in Latin America, today announced it has formally entered into a strategic alliance with Madrid based Amper, a leader in the development and integration of Information and Communications Technology solutions in Spain and Brazil.

The alliance will allow eLandia to extend its operations into Brazil, which is experiencing growing demand for Information and Communications Technology integration. Amper gains a new opportunity, through its Medidata subsidiary, to extend its presence into the 13 countries where eLandia currently operates throughout Latin America. The expanded territory provides the companies the opportunity to offer their combined portfolio of products, services, technology solutions and technical resources throughout the region.

eLandia believes that Latin America has exceptional potential for information and communications technology growth. According to Business Monitor International (BMI), the total value of spending on Information and Communications Technology products and services in Latin America is expected to grow from US$48 billion in 2010 to US$65 billion by 2013, representing growth in excess of 35%. Brazil represents more than 45% of the total investments for the sector in the region.

“Latin America continues to be a region of fast growth for technology investments,” said Pete R. Pizarro, Chairman and Chief Executive Officer of eLandia. “Governments in Latin America consider information technology a key element for economic and social development. Many of our clients operate in multiple countries, and this alliance with Amper will allow us to expand our business strategy of enabling technology in emerging markets, and help contribute to the transformation of communities in the region.”

Currently the two companies have no overlap in the region, making the alliance absolutely complementary. Desca, a wholly owned subsidiary of eLandia International, is one of Cisco Systems’ leading Gold Partners in the region and has one of Latin America’s largest regionally-integrated services presence. Medidata, a majority owned Amper business unit, also holds the Cisco Gold Partner designation and is one of the largest network and systems integration companies in Brazil.

The alliance also provides entry into the Brazil market for eLandia’s information and communication technologies training and education services subsidiary, CTT, as well as the ability to exploit the experience and knowledge of Amper’s Homeland Security business unit for national public safety projects across the region.

“We are very satisfied to have reached an agreement with eLandia that will allow us to extend our presence in Latin America, a region with great growth potential for systems integration and networking activities,” said Manuel Marquez, Chief Executive Officer of Amper. “Thanks to this alliance, we have created a unique platform that meets the needs of our multinational clients to have partners with a broad regional presence who can support them throughout Latin America.”

Additionally, eLandia and Amper are evaluating the possibility of expanding the strategic alliance through a possible equity participation and have begun the process through a mutual due diligence. Amper has ensured the due diligence will remain exclusive with an advance payment of $5 million to be applied towards a possible future transaction. eLandia has provided security for the repayment of that advance to Amper in the event an agreement is not reached. The proposed transaction would permit Amper to acquire a majority of eLandia in exchange for the majority of the Medidata business, without any additional cash payment other than the $5 million payment made to secure the exclusivity.

About eLandia

With more than 3,000 business customers and a presence in 17 countries, eLandia (OTCBB:ELAN - News), and its family of companies deliver an array of information and communications technology services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers in implementing world-class integrated infrastructure solutions and cutting-edge networking technologies, and building highly-qualified local workforces to enable their businesses to transform and integrate into the global economy. For more information, please visit http://www.elandiagroup.com/.

The eLandia logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6150

About Amper

Amper (BM:AMP), a multinational company based in Madrid, Spain, is a leader in the design and implementation of integrated solutions and information systems for civilian and military communications. With more than 50 years of experience in the information technology and telecommunications sector, it offers its clients cutting-edge products and services. The company shares have been quoted on the Madrid Stock Exchange since 1986. For more information, please visit http://www.globenewswire.com/newsroom/ctr?d=192578&l=13&a=www.amper.es&u=http%3A%2F%2Fwww.amper.es.

About Desca

eLandia, through its Desca subsidiary, is a leading supplier of industry best-practice-based infrastructure and telecommunications solutions in Latin America and the Caribbean. The company offers solutions for telecommunications operators, government and corporations in Argentina, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Peru, Trinidad and Tobago, Venezuela and the U.S. For more information, please visit http://www.globenewswire.com/newsroom/ctr?d=192578&l=15&a=www.desca.com&u=http%3A%2F%2Fwww.desca.com.

About Medidata

Amper, through its Medidata subsidiary, has offered integrated communications solutions to telecommunications operators, corporations, financial clients and governments in Brazil since 1976. It is a leader in integration of networks and systems, IP networks and unified communications in Brazil. For more information, please visit http://www.globenewswire.com/newsroom/ctr?d=192578&l=17&a=www.medidata.com.br&u=http%3A%2F%2Fwww.medidata.com.br.

This news release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenue, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project, “ “estimate”, and “conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated.

Contact:

eLandia

Javier Rodriguez, SVP, Communications & Marketing

305.415.8800

jrodriguez@elandiagroup.com